BYLAWS

of

THE GILLETTE COMPANY

As Amended October 15, 1998


ARTICLE I

Certificate of Incorporation - Offices

The name and the nature of the business or purposes of the corporation and the location of its registered office shall be as set forth in its certificate of incorporation. The corporation may also have offices in such other places as the board of directors may from time to time determine or the business of the corporation may require. These bylaws shall be subject to all requirements and provisions of law applicable to the corporation and to all requirements and provisions of the certificate of incorporation. In these bylaws, references to the certificate of incorporation mean the provisions of the certificate of incorporation (as that term is defined in the General Corporation Law of the State of Delaware) of the corporation as from time to time in effect, and reference to these bylaws or to any requirement or provisions of law means these bylaws or such requirement or provision of law as from time to time in effect.


ARTICLE II

Annual Meeting

The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the office of the corporation in Delaware or at the office of the corporation in Boston, Massachusetts, or at such other place within or without the State of Delaware as may be specified by resolution of the board of directors or by a writing filed with the secretary signed by the chief executive officer or by a majority of the directors at the hour stated in the notice of meeting on the third Thursday of April in each year, if it be not a legal holiday, and, if it be a legal holiday at the place where the meeting is to be held, then at the same hour on the next succeeding day which is not a Saturday or Sunday and not a legal holiday. Purposes for which the annual meeting is to be held additional to those prescribed by law, by the certificate of incorporation and by these bylaws may be specified by resolution of the board of directors or by a writing filed with the secretary signed by the chief executive officer or by a majority of the directors. If the election of directors shall not be held on the day above designated for the annual meeting, the board of directors shall cause the election to be held as soon thereafter as conveniently may be, at a special meeting of the stockholders called for the purpose of holding such election.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of a majority of the total number of directors which the corporation would have if there were no vacancies, or (c) otherwise properly requested to be brought before the meeting by a stockholder. For business to be properly requested to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed (including electronic mail) and received at the principal executive offices of the corporation, not less than 45 days, in the current year, prior to the date on which the corporation first mailed or electronically delivered its proxy materials for the prior year's annual meeting of the stockholders; provided, however, that in the event that the date of the meeting is not publicly announced by the corporation by mail (including electronic mail), press release, filings with the Securities and Exchange Commission or otherwise, more than 55 days, in the current year, before the date on which the corporation first mailed or electronically delivered its proxy materials for the prior year's annual meeting of stockholders, notice by the stockholder to be timely must be delivered to or mailed (including electronic mail) and received at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article II. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Article II, and if he should so determine, he shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted.


ARTICLE III

Special Meetings of Stockholders

Special meetings of the stockholders may be held either within or without the State of Delaware, at such time and place and for such purposes as shall be specified in a call for such meeting made by resolution of the board of directors or by a writing filed with the secretary signed by the chief executive officer or by a majority of the directors.


ARTICLE IV

Notice of Stockholders' Meetings

Except where some other notice is required by law or by the certificate of incorporation, a written or printed notice of each meeting of stockholders, stating the place, day and hour thereof and the purposes for which the meeting is called, shall be given by or under the direction of the secretary, not less than ten nor more than sixty days before the date fixed for such meeting, to each stockholder entitled to vote at such meeting and to each stockholder who, by law or the certificate of incorporation or these bylaws, is entitled to notice thereof by leaving such notice with the stockholder or at such stockholder's residence or usual place of business or by depositing such notice in the United States mail, postage prepaid, addressed to such stockholder at the address carried on the books of the corporation. In case of the death, absence, incapacity or refusal of the secretary, such notice may be given by a person designated either by the secretary or by the person or persons calling the meeting or by the board of directors. Every stockholder shall for all purposes be deemed to have received notice of a meeting in due season if such stockholder shall be present or represented by proxy at such meeting or shall in writing waive such notice before or after the meeting. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at said adjourned meeting and to each stockholder who, by law or the certificate of incorporation or these bylaws, is entitled to notice thereof, in the same manner as would the original notice of any meeting be given.


ARTICLE V

Nomination of Director Candidates

     Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been received by the secretary of the corporation not less than 60 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the corporation by mail, press release or otherwise more than 70 days prior to the meeting, notice by the stockholder to be timely must be delivered to the secretary of the corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated by the Board of Directors; (e) the consent of each nominee to serve as a director of the corporation if so elected; and (f) a certification that each nominee meets the qualifications prescribed in these Bylaws.

     In the event that a person is validly designated as a nominee in accordance with the preceding paragraph of this Article V, and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the secretary pursuant to the preceding paragraph of this Article V had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the corporation, if elected, of each such substitute nominee.

     In the event that a nominee should become unable to stand for election to the Board of Directors prior to the meeting and notice of a substitute nominee cannot be furnished as provided by the foregoing, the chairman of the meeting may, but shall not be required to, adjourn the meeting so as to provide such additional time as may be reasonably necessary to permit the designation of a substitute nominee and the provision of a notice to the secretary, as provided by the foregoing, a minimum of five days prior to the reconvening of such meeting.

     If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Article V, such nomination shall be void; provided, however, that nothing in this Article V shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock Designation for any series of Preferred Stock.

ARTICLE VI

Quorum of Stockholders

     Except as otherwise provided by law, the certificate of incorporation or these bylaws, at any meeting of the stockholders thirty-three and one third percent in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum for the consideration of such question, but a less interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, except as otherwise required by law, the certificate of incorporation or these bylaws. When a quorum is present at any meeting, except where a larger vote is required by law, by the certificate of incorporation, or by these bylaws, a plurality of the votes properly cast for election to office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to office shall decide such question.


ARTICLE VII

Proxies and Voting

     Except as otherwise provided in the certificate of incorporation, and subject to the provisions of Article XII of these bylaws, each stockholder of record shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder. Stockholders entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing may authorize another person or persons to act for them by proxy, but no proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgors on the books of the corporation they shall have expressly empowered the pledgees to vote thereon, in which case only the pledgees, or their proxies, may represent said stock and vote thereon.

     If the shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(1) If only one votes, that act binds all;

(2) If more than one vote, the act of the majority so voting binds all;

     (3) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in quesion proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of the State of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of these bylaws shall be a majority or even-split in interest.

     In case of the death, bankruptcy, minority or mental incapacity of any stockholder the person entitled to transfer such stockholder's shares shall be entitled to vote in respect of such shares, and if there shall be more than one such person, the right to vote shall be the same as if the shares stood of record in the names of two or more persons, as provided above. A vote given in accordance with a proxy shall be valid notwithstanding the previous death of the stockholder or revocation of the proxy unless information in writing of the death or revocation shall have been previously received by the secretary of the corporation. Shares of the capital stock of the corporation belonging to the corporation shall not be voted, directly or indirectly, provided, however, that this sentence shall not be construed as limiting the right of the corporation to vote stock held by it in a fiduciary capacity.

     The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, at the place where said meeting is to be held or at such other place in the city where such meeting is to be held as may be specified in the notice of the meeting, for a period of at least ten days, for the examination of any stockholder, for any purpose germane to the meeting, and during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present. The stock ledger shall be the only evidence as to who are stockholders entitled to examine the stock ledger or such list, or to vote in person or by proxy at such meeting, or, subject to the provisions of Article XXVIII of these bylaws, to inspect the accounts or books of the corporation.


ARTICLE VIII

Action by Written Consent

     Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of the stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders in accordance with these bylaws and the certificate of incorporation, as amended, of the corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (l0) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with this bylaw. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the record date, as determined in paragraph two above, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     Upon receipt by the corporation in accordance with this Article VIII of written consents which purport to be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action set forth in such written consents at a meeting at which all shares entitled to vote thereon were present and voted, the corporation shall cause such written consents to be reviewed (with all reasonable speed) by duly qualified and objective inspectors to be appointed by the board of directors of the corporation. Such review shall be made to determine the sufficiency of such written consents, including, without limitation, the compliance of such written consents with these bylaws and the General Corporation Law of the State of Delaware. If, upon completion of such review, the inspectors determine that such written consents are sufficient to take the action or actions set forth therein without a meeting, such action or actions shall thereupon be immediately effective. In the event that the number of consents is determined by the inspectors to be inadequate and thereafter, but within the period provided by this Article VIII, additional consents are delivered to the corporation in accordance with this Article VIII, the corporation shall cause such additional consents to be reviewed by the inspectors on the same basis as though such additional consents had been delivered and reviewed with the written consents which were previously reviewed. If, upon completion of such additional review, the inspectors determine that such written consents are sufficient to take the action or actions set forth therein without a meeting, such action or actions shall thereupon be immediately effective.


ARTICLE IX

Stock Certificates

     Every holder of stock in the corporation shall be entitled to have a certificate or certificates certifying the number of shares such stockholder owns in the corporation signed by, or in the name of the corporation by, the chairman of the board of directors, a vice chairman of the board of directors, a president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. In case any certificate shall be alleged to be lost or destroyed or mutilated, a new certificate may be issued in place thereof upon reasonable evidence of the loss or destruction or mutilation and upon such indemnity, if any, as the board of directors shall require. Certificates of stock shall be in such form as shall in conformity with law be prescribed from time to time by the board of directors.


ARTICLE X

Transfers of Stock

     Subject to the restrictions, if any, imposed by the certificate of incorporation, title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power of attorney to sell, assign, or transfer the same or the shares represented thereby, properly executed; but, except as may be otherwise required by law or by Article XII of these bylaws, the person registered on the stock ledger of the corporation as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, shall be held liable for such calls and assessments, if any, as may lawfully be made thereon, and may in all respects be treated by the corporation and its transfer agents and registrars, if any, as the exclusive owner thereof. The corporation shall not be bound to take notice of or recognize any trust, charge or equity affecting any of the shares of the capital stock or recognize any person as having any interest therein except the person or persons whose name or names appear on the corporation's stock ledger as the legal owner or owners thereof. It shall be the duty of the stockholders to notify the corporation of their post office addresses.


ARTICLE XI

Acquisitions of Stock

     (a) The corporation shall not acquire any of its voting equity securities, as defined below, at a price above the average market price, as defined below, of such securities from any person who is the beneficial owner, as defined below, of more than three percent of the corporation's voting equity securities and has been such for less than two years, unless such acquisition is pursuant to the same offer and terms as made to all holders of securities of such class and to all holders of any other class from or into which such securities may be converted.

     (b) This provision shall not apply to any acquisition that has been approved by a vote of a majority of the shares entitled to vote, excluding those owned by any such beneficial owner any of whose shares are proposed to be acquired pursuant to that vote.

     (c) This provision shall not restrict the corporation from: (1) reacquiring shares in the open market in transactions in which all stockholders have an equal chance to sell their shares, and in number of shares that do not exceed in any one day the daily average trading volume for the preceding three months; (2) offering to acquire at market price all shares, but not less than all shares, of any stockholder owning less than 100 shares of common stock; or (3) reacquiring shares pursuant to the terms of a stock option plan that has been approved by a vote of a majority of the common shares.

     (d) A person will be deemed to be the beneficial owner of any voting equity security of which that person would be deemed the beneficial owner pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (or any successor rule or regulation).

     (e) Average market price means the weighted average of sale prices for shares of the subject class of the corporation's voting equity securities determined by (1) multiplying the closing sale prices of shares of the subject class of the corporation's voting stock as reported on the Composite Tape for New York Stock Exchange-listed stocks for each of the ten full trading sessions immediately preceding the earlier of the first public announcement of, or the signing of a definitive agreement for, a purchase of the corporation's voting equity securities by the number of shares of such voting equity securities traded during each respective trading session, (2) adding the products of these multiplications, and (3) dividing the sum by the total number of shares of the corporation's voting equity securities traded during that period.

     (f) Voting equity securities of the corporation means equity securities issued from time to time by the corporation which by their terms are entitled to be voted generally in the election of the directors or similar officials of the corporation.


ARTICLE XII

Record Date

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, except action by shareholder consent, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days (or such longer period as may be required by law) before the date of such meeting, nor more than sixty days prior to any other action, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or other distribution or allotment of rights, or to exercise such rights, or for the purpose of such other lawful action, except action by stockholder consent, as the case may be, notwithstanding any transfer of any stock on the stock ledger of the corporation after such record date fixed as aforesaid.

     If no  record  date is  fixed,  as  provided  above,  the  record  date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and the record date for determining stockholders for any other purpose, except action by stockholder consent, shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

ARTICLE XIII

The Board of Directors

     Directors need not be stockholders. No director shall be elected or reelected who shall have attained the age of seventy prior to or on the date of such election or reelection. No director who shall have been an officer or employee of the corporation, other than a chief executive officer or a chief operating officer, shall be elected or reelected if he or she shall have attained the age of sixty-five or if his or her employment with the corporation shall have terminated prior to or on the date of such election or reelection.

     The Board of Directors shall consist of not less than seven nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1986 Annual Meeting of Stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders, beginning in 1987, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which that director's term expires and until that director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that director's predecessor. Notwithstanding the foregoing, whenever the holder of any one or more classes or series of preferred stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, voting powers and other attributes of such directorships shall be governed by the resolutions of the Board of Directors creating that class or series, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such resolutions.

ARTICLE XIV

Powers of the Board of Directors

     The business of the corporation shall be managed by the board of directors which shall have and may exercise all the powers of the corporation except such as are expressly conferred upon the stockholders by law, by the certificate of incorporation or by these bylaws, except as in the certificate of incorporation otherwise provided.


ARTICLE XV

Meetings of the Board of Directors

     The board of directors may hold meetings and have one or more offices and keep the books of the corporation within or without the State of Delaware in such place or places as may from time to time be determined by a majority of the entire board of directors. A regular meeting of the board of directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders, or any special meeting of the stockholders at which a board of directors is elected.

     Special meetings of the board of directors may be held at any place either within or without the State of Delaware at any time when called by a majority of the board of directors, the chairman of the board of directors, the president, treasurer or secretary, reasonable notice of the time and place thereof being given to each director. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. No notice of any adjourned meeting of the board of directors shall be required. In any case it shall be deemed sufficient notice to the directors to send notice in writing (which may include electronic facsimile), at least twenty-four hours before the meeting, to them at their usual or last known business or residence addresses. With respect to any meeting of the board of directors other than a regularly scheduled meeting, reasonable efforts shall be made also to give notice by telephone at least twenty-four hours before the meeting and, upon request of any director, reasonable efforts shall be made to enable such director to participate in the meeting by telephone.


ARTICLE XVI

Quorum of the Board of Directors

     Except during the existence of a national emergency, or except as otherwise required by law, the certificate of incorporation or these bylaws, a majority of the total number of directors, but in no case less than two directors, shall constitute a quorum for the transaction of all business. During the existence of a national emergency, two directors shall constitute a quorum for the transaction of all business. A lesser number than a quorum may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the directors in attendance thereat shall, except where a larger vote is required by law, by the certificate of incorporation or by these bylaws, decide any question brought before such meeting. A "national emergency" for the purposes of these bylaws shall include any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of the board of directors or the stockholders, or during any nuclear or atomic disaster or during the existence of any catastrophe, or other similar emergency condition and shall terminate for the purposes of these bylaws either upon the cessation of active hostilities or such other event or upon the due adoption by the stockholders at an annual meeting or at a special meeting called for the purpose of a resolution declaring such termination, whichever shall first occur. Nothing in this Article XVI shall be exclusive of any other provisions for emergency powers which may be from time to time adopted by the corporation.


ARTICLE XVII

Committees of the Board of Directors

     There shall be four standing committees of the board of directors, identified as the executive committee, the audit committee, the finance committee, and the personnel committee. In addition, the board of directors may, pursuant to the procedures hereinafter outlined in this Article XVII, from time to time create such additional committees as it may deem necessary or appropriate. All committees shall have only such powers and duties as are hereinafter described and as may specifically from time to time be voted by resolution of a majority of the whole board of directors.

     The board of directors may, by resolution adopted by a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of two or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which may require it.

ARTICLE XVIII

The Executive Committee

     The executive committee shall consist of such members of the board of directors as the board shall from time to time determine, including ex officio the chief executive officer of the corporation. No elective member of the executive committee shall be an employee of the corporation, with the exception of the chairman of the committee, who may be an employee of the corporation. In no event shall a majority of the members of the executive committee be employees of the corporation. The members and the chairman of the executive committee shall be elected annually by resolution passed by a majority of the whole board of directors at its first meeting following the annual meeting of stockholders or at any other time. The members shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their successors are respectively elected and qualified or until their earlier resignation, removal or death.

     The executive committee shall be available to review and make recommendations to the board of directors with respect to various corporate matters including (i) the nature of the business and its existing components, and the strategies for their growth; (ii) plans for the addition of product lines, whether developed internally or through acquisition; (iii) plans for the elimination of product lines; (iv) the potential impact of major outside influences on the business; (v) plans for succession to senior management positions; and (vi) the distribution of the ownership of the corporation's shares and the corporation's program for shareholder relations. The executive committee shall bring to the board of directors, for its review, consideration and appropriate action, all such matters which are of major significance to the existing operation of the business and its future.

     The executive committee shall also recommend to the board of directors nominees for election or reelection as directors; and it shall review and make recommendations to the board of directors with respect to the composition, responsibilities, organization and procedures of the board of directors and its committees.

     Meetings of the executive committee shall be held at such times as may be requested by the chief executive officer or by the chairman of the executive committee, but normally no fewer than four times each calendar year. At least once each calendar year, at a time designated by the chief executive officer, the executive committee shall conduct an overall review of the major matters within the scope of its responsibilites. Reasonable notice of all meetings shall be given by the secretary. A majority shall constitute a quorum of the executive committee. A majority of the committee in attendance shall decide any question brought before any meeting of the committee.

ARTICLE XIX

The Audit Committee

     The audit committee shall consist of such members of the board of directors as the board shall from time to time determine, no one of whom shall be an employee of the corporation. The members and the chairman of the audit committee shall be elected annually by resolution passed by a majority of the whole board of directors at its first meeting following the annual meeting of stockholders or at any other time. The members shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their successors are respectively elected and qualified or until their earlier resignation, removal or death.

     The audit committee shall review with the corporation's independent auditors the results of their examination of the financial operations of the corporation and shall make recommendations to the board of directors with respect thereto. It shall also review annually the corporation's internal audit function. In addition, the committee shall review, at least annually, the performance of the corporation's pension fund managers and make recommendations as to the adequacy of such management and shall satisfy itself that the corporation's pension fund is operated in accord with legal requirements and sound financial principles.

     The chief executive officer, although not a member of the audit committee, shall receive notice of and shall customarily attend all meetings of the committee, except that the committee may at its discretion elect to meet in executive session without the presence of the chief executive officer or other corporate officers and shall so meet at least once each calendar year with the corporation's independent auditors to review their report on the operation of the business.

     Meetings of the audit committee shall be held at such times as may be requested by the chief executive officer, the chairman of the committee or any member of the committee, but normally no fewer than three times each calendar year. Reasonable notice of all meetings shall be given by the secretary. A majority shall constitute a quorum of the audit committee. A majority of the committee in attendance shall decide any question brought before any meeting of the committee.


ARTICLE XX

The Finance Committee

     The finance committee shall consist of such members of the board of directors as the board shall from time to time determine, no one of whom shall be an employee of the corporation. The members and the chairman of the finance committee shall be elected annually by resolution passed by a majority of the whole board of directors at its first meeting following the annual meeting of stockholders or at any other time. The members shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their successors are respectively elected and qualified or until their earlier resignation, removal or death.

     The finance committee shall be available to review and make recommendations to the board of directors with respect to financial policies of the corporation, including (i) the company's financial condition and its requirements for funds,
(ii) the timing and the types of financing to be undertaken, (iii) cash flow, borrowing and dividend policy and criteria for assessing such programs, and (iv) financial terms of proposed acquisitions and sales or other disposition of divisions or subsidiaries of the corporation.

     The chief executive officer, although not a member of the finance committee, shall receive notice of and shall customarily attend all meetings of the committee, except that the committee may at its discretion elect to meet in executive session without the presence of the chief executive officer or other corporate officers.

     Meetings of the finance committee shall be held at such times as may be requested by the chief executive officer, the chairman of the committee or any member of the committee, but normally no fewer than three times each calendar year. Reasonable notice of all meetings shall be given by the secretary. A majority shall constitute a quorum of the finance committee. A majority of the committee in attendance shall decide any question brought before any meeting of the committee.


ARTICLE XXI

The Personnel Committee

     The personnel committee shall consist of such members of the board of directors as the board shall from time to time determine, no one of whom shall be an employee of the corporation. The members and the chairman of the personnel committee shall be elected annually by resolution passed by a majority of the whole board of directors at its first meeting following the annual meeting of stockholders or at any other time. The members shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their successors are respectively elected and qualified or until their earlier resignation, removal or death.

     The personnel committee shall be designated as the committee of the board of directors required to administer the corporation's stock purchase, stock option and stock equivalent unit plans and other executive incentive plans, with authority to grant or to approve or disapprove participation by specific employees in those plans as required by the terms of those plans; shall review and make recommendations to the management and/or board of directors on the personnel policies of the corporation, particularly as related to fringe benefits; shall review and make recommendations to the board of directors on the compensation of all officers of the corporation and such other executives and employees as the personnel committee shall determine; and shall, upon request of the chief executive officer or the chief operating officer of the corporation, review and make recommendations on stock option plans, stock purchase plans and employees' savings and bonus plans, pension and retirement plans, and any other plans, systems and practices of the corporation relating directly or indirectly to compensation, which are in effect or are proposed to be adopted with respect to any of the employees of the corporation or its subsidiaries.

     The chief executive officer and the chief operating  officer,  although not
members  of  the  personnel  committee,   shall  receive  notice  of  and  shall
customarily attend all meetings of the committee.

The chief legal officer of the corporation shall be the secretary of the personnel committee.

     Meetings of the personnel committee shall be held at such times as may be requested by the chief executive officer, the chairman of the committee, any member of the committee or the secretary of the committee. Reasonable notice of all meetings shall be given by the secretary of the corporation. Two members shall constitute a quorum of the personnel committee. A majority of the committee in attendance shall decide any question brought before any meeting of the committee.


ARTICLE XXII

Delegation of Powers

     In addition to the provisions of Article XVII of these bylaws, the board of directors may from time to time delegate any of its powers to officers, attorneys or agents of the corporation subject to such regulations as may be imposed by the board.


ARTICLE XXIII

Action Without a Meeting

     Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if consent thereto in writing is given by all members of the board or of such committee, as the case may be, and the writing or writings constituting such consent are filed with the minutes of the proceedings of the board or committee.

ARTICLE XXIV

Minutes

     The board of directors shall cause minutes to be kept of its proceedings and of those of the stockholders, and at the annual meetings and at any other time when required by the stockholders, the board of directors shall present a statement of the assets and liabilities of the corporation and of the condition of the corporation's affairs.


ARTICLE XXV

Officers

     The officers of the corporation shall be a chairman of the board of directors; a president of the corporation; one or more vice presidents, any of whom may be designated executive vice president or senior vice president; a treasurer; and a secretary. The board of directors may from time to time elect or appoint one or more vice chairmen of the board of directors; one or more additional presidents; a controller; a general counsel; a tax counsel; a patent counsel; a trademark counsel; an internal auditor and also such other officers, including subordinate officers, and agents as the board of directors shall from time to time elect or appoint for such term of office as they shall designate and with such powers and duties as they or the chief executive officer may designate. Officers shall be elected or appointed, and any designations to the titles of such officers shall be fixed annually by the board of directors at its first meeting following the annual meeting of stockholders or at any other time. The chairman of the board of directors, any vice chairmen of the board of directors and the president of the corporation shall be chosen from among the directors. Any two or more offices may be held by the same person. The officers shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their successors are respectively elected or appointed and qualified, unless a shorter period shall have been specified by the terms of their election or appointment, or until their earlier resignation, removal or death. Subject to law and to the provisions of these bylaws, each officer shall have such duties and powers as are prescribed by law or these bylaws and as are commonly incident to the office and such duties and powers as the board of directors or the chief executive officer may from time to time designate.


ARTICLE XXVI

Resignations and Removals

     Any director or officer may resign by giving written notice to the board of directors, the chief executive officer or the secretary. Such resignation shall take effect at the time stated therein, or if no time be so stated then upon its delivery, and without in either case the necessity of its being accepted unless the resignation shall so state. The continuing directors may act notwithstanding any vacancy in the board and all acts done by the board of directors or by any director shall be valid notwithstanding any defects in the election or qualification of any such director.

     The board of directors may by a majority vote of its entire number remove from office any officer of the corporation, either with or without cause. The board of directors may at any time terminate or modify the authority of any agent.

     The stockholders at any meeting called for the purpose, by the affirmative vote of a majority of the stock of the corporation entitled to vote, considered for the purpose as one class, may remove from office for cause any director and elect a successor.

     No director or officer resigning, and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement) no director or officer removed, shall have any right to any compensation as such director or officer for any period following resignation or removal, or any right to damages on account of such removal, whether such compensation be by the month or by the year or otherwise.


ARTICLE XXVII

Vacancies

     If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may choose a successor or fill the newly created directorship, and the director so chosen shall hold office, subject to the provisions of these bylaws, until the expiration of the term of the class to which he or she has been assigned or until a successor shall be duly elected and qualified.

     Vacancies on the committees of the board of directors may be filled by the board of directors by resolution adopted by a majority of the whole board at any meeting of the board.

     When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective.

     Any vacancy occurring in any other office may be filled by the directors at any meeting of the board, and the officers so chosen shall hold office for the unexpired term in respect of which the vacancy occurred and until their successors shall be duly elected and qualified unless sooner displaced.


ARTICLE XXVIII

Inspection of Accounts and Books

     No account or book of the corporation shall be open to the inspection of any stockholder (except as provided by the laws of Delaware) unless such inspection in any case shall have been authorized by a resolution of a majority of the entire board of directors who shall be the sole judges as to whether any such inspection shall be allowed, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.


ARTICLE XXIX

Indemnification

     (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article XXIX.

     (f) The indemnification and advancement of expenses provided by or granted pursuant to the other sub-sections of this Article XXIX shall not be exclusive of any other rights of indemnification, whether existing at the time of the adoption of this Article XXIX or thereafter, to which those indemnified or advanced expenses may be entitled under any other bylaw or agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

     (g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article XXIX or otherwise.

     (h) For the purposes of this Article XXIX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article XXIX.

     (i) The indemnification and advancement of expenses provided by or granted pursuant to, this Article XXIX shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Each person who is or becomes a director, officer, employee or agent as aforesaid shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity and advancement of expenses herein provided for in this Article XXIX.


ARTICLE XXX

Seal

     The common seal of the corporation shall be circular in form with the name of the corporation around the periphery and the words and figures "Incorporated 1917 Delaware" within.


ARTICLE XXXI

Execution of Papers

     Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, agreements, debentures, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed in the name and on behalf of the corporation by the chairman of the board of directors or by any vice chairman of the board of directors, president or vice president, including executive vice president or senior vice president, or by the treasurer or secretary, and the signature of any such officer may be facsimile and in case any such officer who shall have signed, or whose facsimile signature shall have been used on any debenture, note or other document shall cease to be such officer of the corporation, whether because of death, resignation, or otherwise, before such debenture, note or other document shall have been delivered by the corporation, such debenture, note or other document may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed such debenture, note or other document or whose facsimile signature shall have been used thereon had not ceased to be such officer and the delivery of any such debenture, note or other document shall be deemed the adoption thereof by the corporation.


ARTICLE XXXII

Amendments

     Except as otherwise provided in the Certificate of Incorporation, the foregoing bylaws may be altered or amended by the stockholders or by a majority of the entire board of directors at any regular meeting or at any special meeting duly called for that purpose.





     I, Jill C. Richardson, Secretary of The Gillette Company, a Delaware corporation, hereby certify that the foregoing is a true copy of the Bylaws of said Corporation, as amended on October 15, 1998. I further certify that said Bylaws have not been amended or revoked, and remain in full force and effect as of the date hereof.

WITNESS my hand and the seal of said corporation this 16th day of October, 1998.





By:
Jill C. Richardson, Secretary










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